UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
RAMCO-GERSHENSON PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)
EQUITY ONE, INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Proxy Statement; Subject to Completion
Dated April 21, 2009
1600 Northeast Miami Gardens Drive
North Miami Beach, Florida 33179
(305) 947-1664
Dear Fellow Shareholder of Ramco-Gershenson Properties Trust:
     Equity One, Inc., Ramco-Gershenson’s single largest unaffiliated shareholder according to reports filed with the Securities and Exchange Commission, is sending you the enclosed proxy statement and the accompanying BLUE proxy card because we are soliciting proxies from you and other shareholders to be used at Ramco-Gershenson’s 2009 annual meeting of shareholders. Ramco-Gershenson has notified the New York Stock Exchange that the 2009 annual meeting will be held on June 10, 2009. We are seeking your support to:
(i)	elect David J. Nettina and Matthew L. Ostrower, two independent candidates nominated by Equity One in accordance with Ramco-Gershenson’s bylaws, as Class III trustees of Ramco-Gershenson to constitute two of the seven members of the Ramco-Gershenson board of trustees; and

(ii)	to consider and act upon such other matters as may properly come before the 2009 annual meeting or any adjournment or postponement thereof, including any additional matters set forth in the proxy statement for the 2009 annual meeting to be filed by Ramco-Gershenson.
     We currently own approximately 9.6% of Ramco-Gershenson’s outstanding common shares of beneficial interest. We have nominated the two highly qualified independent candidates named above to serve as Class III trustees because we believe that the current members of Ramco-Gershenson’s board of trustees are not acting, and will not act, in your best interests to evaluate objectively and effectively Ramco-Gershenson’s business and strategic alternatives in order to maximize value to all of its shareholders. We nominated these independent candidates based upon their substantial achievements and extensive business and finance experience in the real estate industry. We invite you to review their qualifications described in this proxy statement. These candidates have no previous relationship with either Ramco-Gershenson or Equity One and we believe these candidates are “independent” under all applicable standards of the New York Stock Exchange and the Securities and Exchange Commission.
     Ramco-Gershenson is now at a critical juncture in its corporate history, having publicly announced in March 2009 that it was undertaking a review of potential strategic and financial alternatives to enhance shareholder value. As the single largest unaffiliated shareholder of Ramco-Gershenson, Equity One has a significant financial interest in the maximization of the value of Ramco-Gershenson’s shares. Every shareholder of Ramco-Gershenson, including you, deserves a board of trustees that, at this important time, is answerable to, and will act in the best interests of, all shareholders. This is one of the primary reasons that we have nominated two independent candidates that we are confident will faithfully consider the interests of all Ramco-Gershenson shareholders. We urge you to send a strong message to Ramco-Gershenson by voting to elect these two highly qualified independent candidates.
     Whether or not you plan to attend the 2009 annual meeting, we urge you to authorize your proxy to vote for the election of the two independent candidates nominated by Equity One and on the other matters stated above by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope, or by instructing us via the Internet or over the telephone, following the instructions on the enclosed BLUE proxy card.
     We urge you not to sign or return any proxy card sent to you by the board of trustees of Ramco-Gershenson. If you have previously signed a proxy card sent to you by the board of trustees of Ramco-Gershenson or have voted by telephone or via the Internet as instructed by the board of trustees of Ramco-Gershenson, you can revoke that proxy and change your vote to a vote for the independent candidates nominated by Equity One by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope, or instruct us via the Internet or over the telephone as to how you would like your shares voted (instructions are on the enclosed BLUE proxy card). You may also provide a written notice of revocation to D.F. King & Co., our proxy solicitor, at the address on the back of this proxy statement, or hand-deliver a notice of revocation to the Secretary of Ramco-Gershenson at the 2009 annual meeting before the polls for voting at the meeting are closed.
     ANY VOTE FOR ANY OF THE NOMINEES OF RAMCO-GERSHENSON’S CURRENT BOARD OF TRUSTEES AFTER YOU VOTE FOR EQUITY ONE’S NOMINEES WILL HAVE THE EFFECT OF INVALIDATING YOUR VOTE FOR OUR NOMINEES.
     Remember, if you hold your Ramco-Gershenson shares through a brokerage firm, bank, or other nominee, only they can exercise voting rights with respect to your shares, and they can do so only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give written instructions to vote the BLUE proxy card for the election of the independent candidates nominated by Equity One. Equity One recommends that you provide a copy of those instructions to D.F. King & Co., our proxy solicitor, at the address below so that we will be aware of the instructions given and can attempt to ensure that those instructions are followed.
     NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: Our proxy materials are available on the following web site: www.dfking.com/RPTproxy.
     If you have any questions or require any assistance in executing or delivering your BLUE proxy or submitting voting instructions via the Internet or over the telephone, please call our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Toll-Free: (800) 967-5079
Banks and Brokerage Firms Call Collect: (212) 269-5550
Email to ramcoproxy@dfking.com
     We thank you for your consideration and continued support.

Sincerely,

Jeffrey S. Olson Chief Executive Officer
               , 2009

Preliminary Proxy Statement; Subject to Completion
Dated April 21, 2009
2009 ANNUAL MEETING OF SHAREHOLDERS
OF
RAMCO-GERSHENSON PROPERTIES TRUST
PROXY STATEMENT
OF
EQUITY ONE, INC.
     This proxy statement is furnished by Equity One, Inc., a Maryland corporation (“Equity One”), in connection with its solicitation of BLUE proxies to be used at the 2009 annual meeting of shareholders of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (“Ramco-Gershenson”), and at any adjournment or postponement thereof. Pursuant to this proxy statement, Equity One is soliciting proxies from shareholders of Ramco-Gershenson to:
(i)	elect David J. Nettina and Matthew L. Ostrower, two independent candidates nominated by Equity One in accordance with Ramco-Gershenson’s bylaws, as Class III trustees of Ramco-Gershenson to constitute two of the seven members of the Ramco-Gershenson board of trustees; and

(ii)	to consider and act upon such other matters as may properly come before the 2009 annual meeting or any adjournment or postponement thereof, including any additional matters set forth in the proxy statement for the 2009 annual meeting to be filed by Ramco-Gershenson.
     Ramco-Gershenson has notified the New York Stock Exchange that the 2009 annual meeting will be held on June 10, 2009, and that only holders of record as of the close of business on April 15, 2009 will be entitled to vote at the meeting. The meeting will be held at            a.m. local time at         .
     This proxy statement and the enclosed BLUE proxy card are first being sent or given to Ramco-Gershenson shareholders on or about      , 2009. Ramco-Gershenson’s principal executive offices are located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. Based on all available public information, there were 18,698,476 Ramco-Gershenson common shares of beneficial interest outstanding on April 15, 2009, the record date, and no shares of preferred stock outstanding. Shareholders are entitled to one vote per share. Holders of shares as of the record date are urged to submit a BLUE proxy card even if your shares are sold after the record date.
     THIS SOLICITATION IS BEING MADE BY EQUITY ONE, INC. AND NOT ON BEHALF OF THE RAMCO-GERSHENSON BOARD OF TRUSTEES.
     As explained in the detailed instructions on your BLUE proxy card, there are four ways you can vote for the two independent candidates nominated by Equity One at the 2009 annual meeting. You may:
1.	Sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope. We recommend that you authorize your proxy on the enclosed BLUE proxy card even if you plan to attend the 2009 annual meeting;

2.	Authorize your proxy via the Internet by following the voting instructions on the BLUE proxy card or the voting instructions provided by your bank, broker or other nominee. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares of Ramco-Gershenson stock and confirm that your instructions have been properly recorded. Your Internet instructions authorize the named proxies to vote your shares in the same manner as if you had signed and returned a BLUE proxy card. If you authorize your proxy via the Internet, you may provide an email address to receive confirmation that your proxy authorization via the Internet was successfully submitted;

3.	Authorize your proxy over the telephone by following the voting instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee. Your telephone instructions authorize the named proxies to vote your shares of Ramco-Gershenson stock in the same manner as if you had signed and returned a BLUE proxy card. If you authorize your proxy over telephone, you will receive confirmation that your proxy authorization was successfully submitted; or

4.	Vote in person by attending the 2009 annual meeting. Written ballots will be distributed to shareholders who wish to vote in person at the meeting. If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee in order to vote in person at the meeting.
     If you authorize your proxy via the Internet or over the telephone, you will be required to provide the unique control number which has been printed on your BLUE proxy card. Step-by-step instructions will be provided by written instruction at the designated website, if you authorize your proxy via the Internet, or by a recorded telephone message, if you authorize your proxy by telephone.
     If your shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), only the broker, bank or other nominee can authorize a proxy to vote with respect to your shares. You may have received a voting instruction form (which you can complete and return to your broker, bank or other nominee to direct its voting of your shares). If your broker, bank or other nominee has not sent you a voting instruction form, you may contact it directly to provide your voting instructions. Please do this for each account you maintain to ensure that all of your shares are voted. We urge you to confirm your instructions in writing to the person responsible for your account and to provide a copy of these instructions to D.F. King & Co., our proxy solicitor, at the address set forth on the back of this proxy statement, so that we are aware of all instructions and can attempt to ensure that such instructions are followed.
     Any proxy granted pursuant to this solicitation or otherwise may be revoked by the person granting the proxy at any time before it is voted at the 2009 annual meeting. Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, (iii) instructing Equity One via the Internet or over the telephone as to how you would like those same shares to be voted (instructions are on your BLUE proxy card) or (iv) attending the 2009 annual meeting and voting in person (attendance at the meeting will not in and of itself constitute a revocation of a prior-given proxy absent your casting of a vote at the meeting). To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed to D.F. King & Co., our proxy solicitor, at the address on the back of this proxy statement, or hand-delivered to the Secretary of Ramco-Gershenson at the 2009 annual meeting before the polls for voting at the annual meeting are closed. If you hold your shares through a bank, broker or other nominee holder, only the broker, bank or other nominee holder can revoke your proxy on your behalf.
     If you previously submitted your authorization to vote for the nominees of Ramco-Gershenson’s current board of trustees, you may change your voting instructions. To change your instructions, simply sign, date and return the enclosed BLUE proxy card in the accompanying postage-paid envelope, or instruct us via the Internet or over the telephone as to how you would like your shares voted (instructions are on the BLUE proxy card).
     We strongly urge you to authorize your proxy to vote FOR the independent trustee candidates nominated by Equity One. Unless you attend and vote in person at the 2009 annual meeting, only your latest dated proxy or your last Internet or telephone voting instructions will be counted in the votes cast at the annual meeting. This means that any instruction to vote for either of the nominees of Ramco-Gershenson’s current board of trustees AFTER you instruct us to vote for the independent trustee candidates nominated by Equity One will have the effect of invalidating your voting instructions for both of our candidates.

     NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: Our proxy materials are available on the following web site: www.dfking.com/RPTproxy.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION
     Who is making this solicitation?
     This solicitation is being made by Equity One, Inc., a publicly-traded real estate investment trust (“REIT”) listed on the New York Stock Exchange, that is the single largest unaffiliated shareholder of Ramco-Gershenson according to reports filed with the Securities and Exchange Commission. Equity One is the owner of approximately 9.6% of the total number of Ramco-Gershenson’s outstanding shares. Equity One owns, develops and operates neighborhood and community shopping centers in the United States. As of December 31, 2008, our property portfolio comprised 160 properties, including 146 shopping centers, four development/redevelopment properties, six non-retail properties, and four parcels of land. These properties are located in 10 states in the southern and northeastern United States and contain an aggregate of approximately 16.0 million square feet of gross leasable area. In addition, Equity One currently has voting control over approximately 74.6% of the outstanding ordinary shares of DIM Vastgoed N.V., a Dutch company that, as of March 31, 2009, owned and operated 21 shopping centers in the southeastern United States comprising approximately 2.6 million square feet of gross leasable area.
     What are we asking you to vote for?
     Based on all currently available public information, we believe that at the 2009 annual meeting, two Class III trustees will be elected to serve three-year terms, expiring at the 2012 annual meeting of shareholders and upon their successors being duly elected and qualified. Equity One is asking you to elect two highly qualified independent trustees to Ramco-Gershenson’s board of trustees who have been nominated by Equity One and who have indicated they will act in your best interests in accordance with their duties under applicable law. Please see “Proposal 1: Election of Trustees” elsewhere in this proxy statement for a complete description of the actions we are proposing.
     Who are the independent candidates that Equity One has nominated to be elected to the Ramco-Gershenson board?
     Equity One has taken the necessary steps to nominate David J. Nettina and Matthew L. Ostrower as Class III trustees of Ramco-Gershenson in accordance with Ramco-Gershenson’s bylaws. These nominees are independent persons not affiliated with Ramco-Gershenson or Equity One. They are highly qualified individuals with extensive experience in the REIT industry and are committed to maximizing value for all of Ramco-Gershenson’s shareholders. Please see the biographical information for each of these nominees under “The Independent Candidates” elsewhere in this proxy statement.
     Why are we soliciting your vote?
     Equity One is soliciting your vote because we believe that Ramco-Gershenson’s current trustees are not acting, and will not act, in your best interests to evaluate objectively and effectively Ramco-Gershenson’s business and strategic alternatives in order to maximize value to all of its shareholders at this critical juncture for the company. We strongly believe that all shareholders, including you, should have independent representation on Ramco-Gershenson’s board as it explores strategic alternatives.
     Ramco-Gershenson has provided lower financial returns to shareholders relative to other retail shopping center REITs over the past 10 years. In particular, Ramco-Gershenson’s total shareholder return (based on its closing stock price on March 19, 2009, the date immediately prior to Equity One’s first letter to Ramco-Gershenson, as described below) has underperformed the SNL US REIT Retail Shopping Center index by 8.6 percentage points, 12.0 percentage points, 26.0 percentage points and 65.7 percentage points over the last 1-, 3-, 5- and 10-year periods, respectively. The SNL US REIT Retail Shopping Center index is a widely recognized index published by SNL Financial LC, which is comprised of 14 shopping center REITs, including both Equity One and Ramco-Gershenson. Additionally, while Ramco-Gershenson had a debt-to-total market capitalization of 83.3% (as of December 31, 2008) and had little remaining availability under its $150 million credit facility to fund material short term funding needs, Ramco-Gershenson has not raised significant amounts of equity capital to meet these needs and reduce its debt-to-total market capitalization ratio.

     Prior to and since becoming Ramco-Gershenson’s single largest unaffiliated shareholder in early 2009, Equity One has been observing Ramco-Gershenson’s current board and senior executives and their management of Ramco-Gershenson, and considering all of its options with respect to its investment in Ramco-Gershenson. Shortly after Equity One sent a letter to Dennis E. Gershenson, Chairman, President and CEO of Ramco-Gershenson, bringing to his attention a number of matters we believe are of concern to all Ramco-Gershenson shareholders, Ramco-Gershenson publicly announced that it was undertaking a review of potential strategic and financial alternatives to enhance shareholder value and that it had engaged Merrill Lynch & Co. as its financial advisor to assist in this process. At the same time, however, Ramco-Gershenson announced the adoption of a shareholder rights plan, initially for a one-year term, the stated purpose of which was to prevent any person or group from acquiring 15% or more of Ramco-Gershenson’s outstanding common share of beneficial interest. This shareholder rights plan is in addition to the 9.8% ownership limitation already contained in Ramco-Gershenson’s declaration of trust.
     In its response to our letter, Ramco-Gershenson stated that it intended to complete its review of potential alternatives as promptly as practicable. To date, nearly a month after announcing its intention to review strategic and financial alternatives, no progress or results from that review have been announced. In addition, Ramco-Gershenson’s incumbent board has still not acted on a shareholder proposal calling for the elimination of Ramco-Gershenson’s classified board structure that was strongly supported by Ramco-Gershenson shareholders last year and overwhelmingly approved at the 2008 annual meeting. Currently, members of Ramco-Gershenson’s board of trustees are elected for three-year terms on a staggered basis rather than for concurrent annual terms. Based on information provided in Ramco-Gershenson’s public filings, over 11 million shares (well over a majority of all the outstanding shares) were cast in favor of the shareholder proposal calling for the declassification of Ramco-Gershenson’s board, with only 2.2 million cast against the proposal. This is why we believe it is critical that all Ramco-Gershenson shareholders have independent representation on the Ramco-Gershenson board as it continues to explore its strategic alternatives.
     Accordingly, we have nominated David J. Nettina and Matthew L. Ostrower, the two highly qualified candidates described elsewhere in this proxy statement, as Class III trustees to constitute two of the seven members of the Ramco-Gershenson board of trustees. For the reasons discussed above, Equity One has lost confidence in the ability and/or desire of the current board of trustees to maximize value for Ramco-Gershenson shareholders or otherwise achieve satisfactory returns to shareholders.
     A vote FOR the independent candidates we have proposed lets Ramco-Gershenson’s current trustees know that you disagree with their management of Ramco-Gershenson and that you want trustees who will represent your best interests.
     If you elect the independent candidates proposed by Equity One, are you agreeing to a business combination of Ramco-Gershenson with a strategic partner?
     No. The candidates proposed by Equity One are independent persons who are committed only to acting in your best interests and maximizing value for all shareholders. The only commitment given to Equity One by these independent candidates with respect to their service on the Ramco-Gershenson board of trustees, if elected, is that they will exercise their independent judgment in all matters before the Ramco-Gershenson board in accordance with their duties imposed by law. As a result, Equity One anticipates that each of Mr. Nettina and Mr. Ostrower, if elected, will strongly recommend that the Ramco-Gershenson board meaningfully explore strategic alternatives to its current business plan and, if necessary, independently review any offer to acquire Ramco-Gershenson made by Equity One or any other person or entity, and to take whatever action each of them determines to be in the best interests of Ramco-Gershenson and its shareholders, including potentially presenting a transaction to the Ramco-Gershenson shareholders for their approval.
     While Equity One has separately indicated an interest in a possible business combination transaction with Ramco-Gershenson, you are not being asked today to consider whether such a combination would be in the best interest of Ramco-Gershenson. We would expect that any such business combination transaction, when and if proposed, whether with Equity One or another party, will be given extensive consideration by Ramco-Gershenson’s board of trustees in connection with its review of strategic alternatives.

     What do I need to do now?
     We urge you to read this proxy statement carefully, including its annexes. After carefully reading and considering the information set forth in this proxy statement, please ensure that your shares will be represented and voted at the 2009 annual meeting by voting in one of the following four ways:
BY MAIL — sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope. We recommend that you authorize your proxy to vote using the BLUE proxy card even if you plan to attend the 2009 annual meeting.
VIA THE INTERNET — authorize your proxy to vote via the Internet by following the instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee.
BY TELEPHONE — authorize your proxy to vote over the telephone by following the instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee.
IN PERSON — vote in person by attending the 2009 annual meeting and completing a written ballot. Please note that if you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee in order to vote in person at the meeting.
     Please see the section entitled “Voting Procedures” below in this proxy statement, as well as the detailed instructions on the enclosed BLUE proxy card, for further information on the annual meeting and on voting your shares.
     What should I do if I receive a                 proxy card from Ramco-Gershenson’s board of trustees and/or management?
     We urge you to discard any                 proxy or voting instruction forms sent to you by Ramco-Gershenson. If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, do not sign or return the                 proxy card or follow any voting instructions provided by Ramco-Gershenson unless you intend to change your vote, because only your latest-dated proxy will be counted.
     If you have already sent a                 proxy card to Ramco-Gershenson, we urge you to revoke it simply by signing, dating and returning the enclosed BLUE proxy card. Only the latest dated card returned will be counted. It is therefore very important that you date your proxy. It is not necessary to contact Ramco-Gershenson for your revocation to be effective.
     Who can help answer my questions?
     If you have any questions or require any assistance in executing or delivering your BLUE proxy or voting by telephone or via the Internet, please call our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Toll-Free: (800) 967-5079
Banks and Brokerage Firms Call Collect: (212) 269-5550
Email to ramcoproxy@dfking.com

BACKGROUND AND REASONS FOR OUR SOLICITATION
     Equity One is Ramco-Gershenson’s single largest unaffiliated shareholder according to reports filed with the Securities and Exchange Commission (the “SEC”). Equity One is the owner of 1,790,000 common shares of beneficial interest, or approximately 9.6% of the total number of shares outstanding of Ramco-Gershenson.
     At the 2009 annual meeting, two Class III trustees will be elected to constitute two of the seven members of the Ramco-Gershenson board of trustees. Equity One has nominated two independent candidates for election as Class III trustees and is asking for your vote to elect these two highly qualified nominees. Equity One believes that these two nominees are “independent” under the New York Stock Exchange’s (“NYSE”) general standards for trustee independence, as well as under the heightened independence standards applicable to audit committee members under applicable NYSE rules and those of the SEC.
     On March 20, 2009, Equity One sent a letter to Dennis E. Gershenson, Chairman, President and CEO of Ramco-Gershenson, bringing to his attention a number of matters that we believe are of concern to all Ramco-Gershenson shareholders. In particular, we noted in our letter that Ramco-Gershenson’s total shareholder return (based on its closing stock price on March 19, 2009) had underperformed the SNL US REIT Retail Shopping Center index by 8.6 percentage points 12.0 percentage points, 26.0 percentage points and 65.7 percentage points over the last 1-, 3-, 5- and 10-year periods, respectively. The SNL US REIT Retail Shopping Center index is a widely recognized index published by SNL Financial LC, which is comprised of 14 shopping center REITs, including both Equity One and Ramco-Gershenson. In our letter, we also noted that Ramco-Gershenson had a debt-to-total market capitalization of 83.3% (as of December 31, 2008) and had little remaining availability under its $150 million credit facility to fund material short term funding needs. Since our March 20, 2009 letter, Ramco-Gershenson has not raised significant amounts of equity capital to meet these needs and reduce its debt-to-total market capitalization ratio.
     The following chart illustrates the relative percentage point outperformance or underperformance, as applicable, of total returns to shareholders of Equity One and Ramco-Gershenson, as compared to the SNL US REIT Retail Shopping Center index for the 1-, 3-, 5- and 10-year periods ending March 19, 2009, respectively:

*	Source: SNL Financial LC
     Accordingly, we wrote to Mr. Gershenson that we believed it would be in the best interests of all shareholders for Ramco-Gershenson to promptly undertake an exploration of strategic alternatives to its current business plan, including a possible business combination with a strategic partner or otherwise. We stated our belief that such a transaction would deliver an immediate benefit to all Ramco-Gershenson shareholders and, in the case of a stock transaction with the right partner, would allow them to participate in the upside of a larger combined business with greater efficiencies, maximizing returns in any market environment. In our letter to Mr. Gershenson, we also noted some of the benefits that we believe might result from a business combination with a strategic partner, including:
•	a combined company with reduced overall leverage;

•	enhanced credit-worthiness of the combined enterprise, resulting in a lower cost of capital;

•	a larger equity market capitalization and, accordingly, a more active trading market for the combined company’s securities;

•	greater tenant and operational diversity; and

•	significant opportunities for revenue and expense synergies.
     Our letter to Mr. Gershenson noted further that Equity One may be an appropriate partner for a business combination with Ramco-Gershenson, inasmuch as Equity One and Ramco-Gershenson have overlapping footprints in many markets and may be able to achieve operational synergies across a combined portfolio. We pointed out to Mr. Gershenson that, in contrast to Ramco-Gershenson, Equity One has an exceptional operating and performance record, with a total shareholder return (based on its closing stock price on March 19, 2009) that has outperformed the SNL US REIT Retail Shopping Center index by 17.2 percentage points, 25.9 percentage points, 32.5 percentage points and 138.0 percentage points over the last 1-, 3-, 5- and 10-year periods, respectively. Furthermore, Equity One has one of the strongest balance sheets in the shopping center sector, with a current equity market capitalization of approximately $1.1 billion and a debt-to-total capitalization ratio of 43.9% (as of December 31, 2008). Equity One also carries investment grade debt ratings from S&P and Moody’s. Our letter to Mr. Gershenson noted that, notwithstanding Equity One’s belief that it would be the optimal strategic partner, if Ramco-Gershenson were to undertake an exploration of strategic alternatives to its current business plan, it would be best served by considering all possible partners to any business combination transaction.
     Following receipt of our letter, Ramco-Gershenson publicly announced on March 25, 2009 that it was undertaking a review of potential strategic and financial alternatives to enhance shareholder value and that it had engaged Merrill Lynch & Co. as its financial advisor to assist in this process. At the same time, however, Ramco-Gershenson announced the adoption of a shareholder rights plan, initially for a one-year term, the stated purpose of which was to prevent any person or group from acquiring 15% or more of Ramco-Gershenson’s outstanding common shares of beneficial interest. The shareholder rights plan is in addition to the 9.8% ownership limitation already contained in Ramco-Gershenson’s declaration of trust.
     Ramco-Gershenson stated that it intended to complete its review of potential alternatives as promptly as practicable. On April 9, 2009, having had no response or update from Ramco-Gershenson in the interim, Equity One formally served notice to Ramco-Gershenson of its intent to nominate two independent trustees for election as Class III trustees at the 2009 annual meeting. In response to our notice, Ramco-Gershenson issued a press release in which it stated that its nominating and governance committee would carefully consider and review the individuals proposed by Equity One and respond in due course. The press release also reiterated Ramco-Gershenson’s intention to complete its strategic review process as promptly as practicable. On April 21, 2009, the chairman of Ramco-Gershenson’s nominating and corporate governance committee met with the nominees proposed by Equity One.
     To date, nearly one month after first announcing its intention to review strategic and financial alternatives, no results from that review have been announced. Nevertheless, since the date of our initial letter to Mr. Gershenson on March 20, 2009, the trading price of Ramco-Gershenson’s shares on the NYSE has climbed from a closing price of $5.04 on March 19, 2009 to a closing price of $9.85 on April 20, 2009. This represents a 95.4% increase since March 19, 2009, far exceeding the 20.6% increase in the SNL US REIT Retail Shopping Center index over this period. We believe that the percentage gains in Ramco-Gershenson’s trading price in excess of the composite percentage gains in the SNL US REIT Retail Shopping Center index since March 19, 2009 are a direct result of our efforts to encourage accountability on the part of Ramco-Gershenson’s board of trustees and the announcement of our intention to propose independent trustee nominees at the 2009 annual meeting.

     In addition, we note that a shareholder proposal that was strongly supported by Ramco-Gershenson shareholders last year and was overwhelmingly approved at Ramco-Gershenson’s 2008 annual meeting of shareholders called for the board to “take the steps necessary to eliminate classification of terms” on the Ramco-Gershenson board of trustees. Currently, members of Ramco-Gershenson’s board of trustees are elected for three-year terms on a staggered basis rather than for concurrent annual terms. Based on information provided in Ramco-Gershenson’s public filings, over 11 million shares (well over a majority of all the outstanding shares) were cast in favor of this shareholder proposal to declassify the Ramco-Gershenson board of trustees, with only 2.2 million cast against the proposal. While Ramco-Gershenson has publicly stated its intention to consider the proposal and take steps to implement it, the board of trustees currently remains classified, over 10 months from the date the proposal was approved by shareholders.
     For these reasons, Equity One has lost confidence in the ability and/or desire of the current board of trustees at this critical juncture in the company’s history to maximize value for Ramco-Gershenson shareholders or to otherwise achieve satisfactory returns to shareholders. As the single largest unaffiliated shareholder of Ramco-Gershenson according to reports filed with the SEC, Equity One has a significant financial interest in the maximization of the value of Ramco-Gershenson’s shares. Every shareholder of Ramco-Gershenson, including you, deserves a board of trustees that, at this important time, is answerable to, and will act in the best interests of, all shareholders. Accordingly, we have nominated the two highly qualified independent candidates described below in this proxy statement to serve on Ramco-Gershenson’s board of trustees.
     The only commitment given to Equity One by the independent candidates that we have nominated with respect to their service on the Ramco-Gershenson board of trustees, if elected, is that they will exercise their independent judgment in all matters before the Ramco-Gershenson board in accordance with their duties imposed by law. Equity One anticipates that each of its trustee nominees, if elected, will strongly urge the Ramco-Gershenson board to meaningfully explore strategic alternatives to its current business plan and, if necessary, independently review any offer to acquire Ramco-Gershenson made by any person or entity, including Equity One, and to take whatever action each of them determines to be in the best interests of Ramco-Gershenson and its shareholders, including potentially presenting a transaction to the Ramco-Gershenson shareholders for their approval.
     Neither of the independent candidates that we have nominated has any affiliation with, or material interest in, either Ramco-Gershenson or Equity One, or in any transaction involving Ramco-Gershenson or Equity One. Neither of the independent candidates that we have nominated has received or, if elected will receive, any compensation from Equity One for his service as a trustee of Ramco-Gershenson. Rather, each of the elected trustees is entitled solely to such compensation, indemnification and other benefits from Ramco-Gershenson, on substantially the same terms, as is provided to all other non-employee trustees.
     We strongly recommend a vote FOR the two independent candidates nominated by Equity One to serve as Class III trustees on the Ramco-Gershenson board.

THE INDEPENDENT CANDIDATES
     At the 2009 annual meeting, Equity One will propose that David J. Nettina and Matthew L. Ostrower be elected as Class III trustees to constitute two of the seven members of the Ramco-Gershenson board of trustees. Equity One believes that both Mr. Nettina and Mr. Ostrower are independent under NYSE general standards for trustee independence. In addition, Equity One believes that Mr. Nettina and Mr. Ostrower are independent under the heightened independence standards applicable to audit committee members under NYSE and SEC rules.
     The only commitment given to Equity One by each of Mr. Nettina and Mr. Ostrower with respect to their service on the Ramco-Gershenson board of trustees, if elected, is that he will exercise his independent judgment in all matters before the Ramco-Gershenson board in accordance with his duties imposed by law.
     Mr. Nettina and Mr. Ostrower have furnished the following information regarding their principal occupations and certain other matters:
     David J. Nettina. Mr. Nettina was a senior executive with American Financial Realty Trust, a publicly-traded real estate investment trust, from March 2005 to April 2008, serving most recently as its president and chief financial officer where he managed the strategic alternative process that ultimately led to a successful sale of the company to Gramercy Capital Corp. in a deteriorating market. From September 2002 to January 2005, Mr. Nettina served as an adjunct professor of finance at Siena College. From 1997 to 2001, Mr. Nettina was an executive officer, most recently the president and chief operating officer, of SL Green Realty Corp., a publicly-traded real estate investment trust, which owns and operates a portfolio of office properties in New York City. Prior to SL Green, Mr. Nettina held various executive management positions for more than 10 years with The Pyramid Companies, a developer, owner and operator of 20 regional malls in the Northeast, including positions as the chief financial officer and as a development partner. Mr. Nettina is currently the president and co-chief executive officer of Career Management, LLC, an emerging technology company, and is a principal of Briarwood Capital Group, LLC, which he founded in July 2001 to manage his family investment activities. Mr. Nettina received a B.S. in 1974 and a Masters of Business Administration in 1976 from Canisius College. He is also a member of the National Association of Corporate Directors. Mr. Nettina is 56 years old.
     Matthew L. Ostrower. Mr. Ostrower was a member of Morgan Stanley’s Equity Research department from July of 2000 until April of 2008, serving as a Vice President, Executive Director and, most recently, a Managing Director. He was responsible for coverage of retail real estate investment trusts (REITs), publishing research opinions and investment recommendations from 2000 until 2006, when he assumed leadership of the REIT research group and initiated coverage for a wider range of companies. Mr. Ostrower left Morgan Stanley in 2008 to pursue opportunities in the commercial real estate industry. Mr. Ostrower has a Masters of Science in Real Estate and a Masters in City Planning from the Massachusetts Institute of Technology and a B.A. from Tufts University. He is also a Chartered Financial Analyst. Mr. Ostrower is 38 years old.
     Each of Mr. Nettina and Mr. Ostrower has agreed to be named in this proxy statement and to serve as a trustee of Ramco-Gershenson, if elected. Equity One does not expect that either of these two independent candidates will be unable to stand for election or serve as a trustee, but if any vacancy in the slate of independent candidates proposed by Equity One occurs for any reason (including if Ramco-Gershenson makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying either or both of the independent candidates named above), the shares represented by the enclosed BLUE proxy card will be voted for a substitute candidate nominated by Equity One in compliance with the rules of the SEC and any other applicable law.
     Compensation of Ramco-Gershenson Trustees
     Mr. Nettina and Mr. Ostrower have not received and, if elected will not receive, any compensation from Equity One for their service as trustees of Ramco-Gershenson. Rather, each elected trustee is entitled solely to such compensation, indemnification and other benefits from Ramco-Gershenson, on substantially the same terms, as is provided to all other non-employee trustees. According to publicly available information as of the date of this proxy statement, non-employee trustees of Ramco-Gershenson receive a cash retainer of $3,750 each quarter, paid in advance, $1,500 for each Ramco-Gershenson board or committee meeting attended in person, and $500 for board or committee meeting attended via telephone. In addition, the audit committee chairman is paid an additional annual retainer fee of $10,000 and members of the audit committee other than the chairman are paid an additional annual retainer of $5,000. Non-employee trustees also receive an annual grant of 2,000 shares of restricted stock of Ramco-Gershenson, vesting pro rata over three years.
     If elected, each of the independent candidates proposed by Equity One would be indemnified by Ramco-Gershenson for service as a trustee to the same extent indemnification is provided to other trustees under Ramco-Gershenson’s declaration of trust and bylaws. In addition, Equity One believes that upon election, each trustee would be covered by Ramco-Gershenson’s officer and trustee liability insurance, if any, and be entitled to any other benefits made available to trustees by Ramco-Gershenson. All information regarding Ramco-Gershenson’s trustee compensation and benefits arrangements set forth in this proxy statement is derived solely from Ramco-Gershenson’s public filings with the SEC. Ramco-Gershenson has not responded to Equity One’s request for a copy of Ramco-Gershenson’s officer and trustee liability insurance policy.
     Other than as described in this proxy statement, Equity One is not aware of any other arrangements pursuant to which non-employee trustees of Ramco-Gershenson were to be compensated for services as a trustee during Ramco-Gershenson’s last fiscal year.
     Neither Mr. Nettina or Mr. Ostrower, nor any of their associates, has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of Ramco-Gershenson or its subsidiaries, or is or was subject to any arrangement described in Item 402 of Regulation S-K under the Securities Act of 1933, as amended.
     Arrangements between Equity One and the Independent Candidates
     Mr. Nettina and Mr. Ostrower have each entered into a nomination agreement with Equity One pursuant to which Equity One has agreed to reimburse each of them for his reasonable expenses incurred in his capacity as a trustee nominee. Equity One has also agreed, on the terms and subject to the conditions of the nomination agreements, to indemnify, defend and hold each of the two nominees harmless from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses to which he may become subject or which he may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever, arising out of or based upon his being a nominee or a “participant in a solicitation” (as defined in Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101) promulgated by the SEC under the Securities Exchange Act of 1934, as amended). The form of nomination agreement entered into with Mr. Nettina and Mr. Ostrower is attached to this proxy statement as Annex B.
     Other than the nomination agreements described above, there are no other arrangements or understandings between or among Equity One, on the one hand, and either Mr. Nettina or Mr. Ostrower, on the other hand (or any other person or persons), pursuant to which either Mr. Nettina or Mr. Ostrower was to be nominated or elected as a trustee of Ramco-Gershenson. Other than pursuant to the nomination agreements, no future compensation, reimbursements, indemnification or insurance coverage is expected to be provided to either Mr. Nettina or Mr. Ostrower by or on behalf of Equity One to serve as nominees for election or as a trustee of Ramco-Gershenson, if elected.
     Additional Information Concerning the Independent Candidates
     Mr. Nettina and Mr. Ostrower have also furnished the following additional information, as required by the rules and regulations of the SEC:
     The business address for Mr. Nettina is c/o Career Management, LLC 9520 Berger Rd, Suite 212, Columbia, MD 21046. The business address for Mr. Ostrower is 311 Centre St., South Orange, NJ 07079.
     Neither Mr. Nettina nor Mr. Ostrower, nor any of their respective associates, owns, directly or indirectly, beneficially or of record, any common shares of beneficial interest or other securities of Ramco-Gershenson or its subsidiaries. Neither Mr. Nettina nor Mr. Ostrower has purchased or sold any securities of Ramco-Gershenson in the past two years. Neither Mr. Nettina nor Mr. Ostrower is, or was within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of Ramco-Gershenson.
     Except inasmuch as each of Mr. Nettina and Mr. Ostrower have acknowledged that, if they are elected to serve on Ramco-Gershenson’s board of trustees, they will exercise their duties and independent judgment in accordance with applicable law in considering all matters before the board, neither Mr. Nettina nor Mr. Ostrower, nor any of their respective associates, has any arrangement or understanding with any person with respect to any future employment by Ramco-Gershenson or its affiliates, or with respect to any future transactions to which Ramco-Gershenson or its affiliates may be a party.
     Neither Mr. Nettina nor Mr. Ostrower has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter known to him to be acted upon at the 2009 annual meeting other than elections to office.
     There are no family relationships (as defined in Item 401(d) of Regulation S-K) between Mr. Nettina and Mr. Ostrower, or between either of them and any trustee or executive officer of Ramco-Gershenson or any other person known or expected to be nominated or chosen by Ramco-Gershenson to become a trustee or executive officer based on public disclosures by Ramco-Gershenson.
     There are no material proceedings where either Mr. Nettina or Mr. Ostrower or any of their respective associates is a party adverse to Ramco-Gershenson or any of its subsidiaries, or has a material interest adverse to Ramco-Gershenson or any of its subsidiaries. Neither Mr. Nettina nor Mr. Ostrower has, during the past five years, been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K. No occupation or employment was carried on by either Mr. Nettina or Mr. Ostrower with Ramco-Gershenson or any corporation or organization which is or was a parent, subsidiary or other affiliate of Ramco-Gershenson, and neither Mr. Nettina or Mr. Ostrower has ever served on the Ramco-Gershenson board of trustees.
     None of the following persons or entities has been indebted to Ramco-Gershenson or its subsidiaries at any time since January 1, 2008, in an amount in excess of $120,000: (i) either Mr. Nettina or Mr. Ostrower, (ii) any immediate family members of either Mr. Nettina or Mr. Ostrower or (iii) any associates of either Mr. Nettina or Mr. Ostrower.
     None of the relationships regarding Mr. Nettina or Mr. Ostrower described under Item 404(b) of Regulation S-K exists or has existed since January 1, 2008. There are no relationships involving either Mr. Nettina or Mr. Ostrower or any of their respective associates that would have required disclosure under Item 402(j) of Regulation S-K had either Mr. Nettina or Mr. Ostrower been trustees of Ramco-Gershenson.
     Since January 1, 2008, neither Mr. Nettina nor Mr. Ostrower, nor any of their respective associates, nor any member of their immediate families, has had or will have any direct or indirect material interest in any transaction or series of transactions, or any currently proposed transaction or series of transactions, in which Ramco-Gershenson or any of its subsidiaries was or is to be a participant and in which the amount involved exceeds $120,000.

PROPOSAL 1: ELECTION OF TRUSTEES
     According to publicly available information, the Ramco-Gershenson board of trustees currently consists of seven members divided into three classes serving staggered three-year terms, with one class of trustees elected by shareholders annually. We believe that, at the 2009 annual meeting, two Class III trustees will be elected for a three-year term, to serve until Ramco-Gershenson’s 2012 annual meeting of shareholders and until their successors are elected and qualified or until their death, resignation, retirement or removal.
     At the 2009 annual meeting, Equity One will propose that David J. Nettina and Matthew L. Ostrower be elected as Class III trustees. If elected, each of these independent candidates will hold office until the 2012 annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation, retirement or removal. For information on the independent candidates nominated by Equity One to serve as Class III trustees, please see “The Independent Candidates” above.
     Each of Mr. Nettina and Mr. Ostrower has agreed, upon election to the Ramco-Gershenson board of trustees, to exercise his independent judgment in accordance with his duties imposed by law in all matters that come before the Ramco-Gershenson board of trustees.
     Equity One believes that each of Mr. Nettina and Mr. Ostrower are independent under the NYSE’s general standards for trustee independence. In addition, Equity One believes Mr. Nettina and Mr. Ostrower are also independent under the heightened independence standards applicable to audit committee members under NYSE and SEC rules.
     Equity One strongly recommends that you vote your BLUE proxy card FOR the election of Mr. Nettina and FOR the election of Mr. Ostrower to serve as Class III trustees on Ramco-Gershenson’s board.

OTHER MATTERS TO BE CONSIDERED
AT THE 2009 ANNUAL MEETING
     Ramco-Gershenson has not yet filed its preliminary or definitive proxy statement in connection with the 2009 annual meeting and, as such, Equity One is not aware of any other proposals to be brought before the 2009 annual meeting. Should other proposals be brought before the 2009 annual meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

VOTING PROCEDURES
     Who can vote at the 2009 annual meeting?
     Ramco-Gershenson has notified the New York Stock Exchange that if you owned Ramco-Gershenson common shares of beneficial interest at the close of business on April 15, 2009, you have the right to vote on all matters presented at the 2009 annual meeting, which includes voting for the independent candidates proposed by Equity One.
     What is the quorum required for the 2009 annual meeting?
     A quorum is the presence, in person or by proxy, of holders of a majority of all issued and outstanding common shares of beneficial interest entitled to vote at the annual meeting. Shares represented by a proxy marked “abstain” or shares otherwise present at the annual meeting as to which a shareholders gives no authority or direction will be considered present at the annual meeting for purposes of determining a quorum.
     How many shares must be voted in favor of the independent candidates proposed by Equity One to elect them?
     Assuming a quorum is present at the meeting, the two nominees for Class III who receive the most “For” votes will be elected to the board of trustees.
     What should you do to vote for the independent candidates proposed by Equity One?
     There are four ways to ensure that your shares are voted for the two independent candidates proposed by Equity One at the 2009 annual meeting:
BY MAIL — sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope. We recommend that you authorize your proxy to vote using the BLUE proxy card even if you plan to attend the 2009 annual meeting.
VIA THE INTERNET — authorize your proxy to vote via the Internet by following the instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee.
BY TELEPHONE — authorize your proxy to vote over the telephone by following the instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee.
IN PERSON — vote in person by attending the 2009 annual meeting and completing a written ballot. Please note that if you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee in order to vote in person at the meeting.
     How do you vote if you are not the record holder of your shares and your shares are held in “street name”?
     If your shares are held in the name of a broker, bank or other nominee (i.e. , in “street name”), only the broker, bank or other nominee can vote by proxy with respect to your shares. You may have received a voting instruction form (which you can complete and return to your broker, bank or other nominee to direct its voting of your shares). If your broker, bank or other nominee has not sent you a voting instruction form, you may contact it directly to provide your voting instructions. Please do this for each account you maintain to ensure that all of your shares are voted. We urge you to confirm your instructions in writing to the person responsible for your account and to provide a copy of these instructions to D.F. King & Co., our proxy solicitor, at the address set forth on the back of this proxy statement, so that we are aware of all instructions and can attempt to ensure that such instructions are followed.
     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which shares are held. You should complete, sign, date and return each voting instruction form you receive.
     What should you do if you receive a                proxy card from Ramco-Gershenson’s board of trustees and/or management?
     You may also receive a                proxy card, which is being solicited by Ramco-Gershenson’s incumbent board of trustees and/or management. We urge you to discard any proxy or voting instruction forms sent to you by Ramco-Gershenson. If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, do not sign or return the                proxy card or follow any voting instructions provided by Ramco-Gershenson unless you intend to change your vote, because only your latest-dated proxy will be counted.
     If you have already sent a                proxy card to Ramco-Gershenson, we urge you to revoke it simply by signing, dating and returning the enclosed BLUE proxy card. Only the latest dated card returned will be counted. It is therefore very important that you date your proxy. It is not necessary to contact Ramco-Gershenson for your revocation to be effective.
     How can you revoke a proxy that you have already delivered?
     Shareholders who have authorized a proxy may revoke it at any time before the proxy is exercised by:
•	delivering an instrument revoking the earlier proxy, or a duly executed later dated proxy for the same shares, to D.F. King & Co., Inc., our proxy solicitor, at 48 Wall Street, New York, New York 10005;

•	submitting either a notice of revocation or a duly executed proxy bearing a later date for the same shares with Ramco-Gershenson’s Secretary prior to the 2009 annual meeting;

•	if you have authorized a proxy to vote via the Internet or over the telephone, by accessing the website or by calling the toll-free number provided on the BLUE proxy card and following the instructions; or

•	by attending and voting in person at the 2009 annual meeting (attendance will not by itself revoke a previously granted proxy absent your casting of a vote at the meeting). Written ballots will be distributed to shareholders who wish to vote in person at the meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person.
     Will your shares be voted if you do not provide your proxy card or voting instruction form and you do not attend and vote at the annual meeting?
     No. If you do not provide a proxy card or voting instruction form or otherwise vote your shares at the 2009 annual meeting, your shares will not be voted. If you hold your shares through a broker, bank or other nominee in “street name” and you do not provide your voting instruction form or attend the annual meeting, your broker, bank or other nominee will not be able to vote your shares because the election of trustees at the 2009 annual meeting is not a “non-routine” matter for which your broker, bank or other nominee has the discretion to vote.
     “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular proposal and does not have discretionary power to vote on that proposal absent such instructions. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of trustees.

     Whom should you call if you have questions about the solicitation?
     If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor, toll-free at 1-800-967-5079, by email to ramcoproxy@dfking.com or by writing to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

OTHER INFORMATION
Information About Equity One
     Equity One is a real estate investment trust, or REIT, that principally owns, manages, acquires and develops neighborhood and community shopping centers. We were organized as a Maryland corporation in 1992, completed our initial public offering in May 1998, and have elected to be taxed as a REIT since 1995. Our executive offices are located at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179 and our telephone number is (305) 947-1664.
     As of December 31, 2008, Equity One’s property portfolio comprised 160 properties, including 146 shopping centers consisting of approximately 16.0 million square feet of gross leasable area, four development/redevelopment properties, six non-retail properties and four parcels of land. As of December 31, 2008, our core portfolio was 92.1% leased and included national, regional and local tenants.
     Equity One owns 1,790,000 shares of Ramco-Gershenson’s common shares of beneficial interest, which were acquired by Equity One from February 2009 through March 2009 in a series of open-market transactions. Annex C to this proxy statement sets forth the dates on which Equity One made open-market purchases of Ramco-Gershenson’s common shares of beneficial interest and the amount of shares purchased on each such date.
     Other than these open-market purchases, Equity One has not purchased or sold any securities of Ramco-Gershenson in the past two years. Equity One is not the record owner of any Ramco-Gershenson securities where it is not also the beneficial owner of the securities. Equity One is not the beneficial owner, directly or indirectly, of any securities of any parent or subsidiary of Ramco-Gershenson. Other than as set forth on Annex A to this proxy statement, no associate of Equity One is the beneficial owner, directly or indirectly, of any Ramco-Gershenson securities.
     Except as disclosed in this “Information About Equity One” section of this proxy statement, Equity One is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Ramco-Gershenson, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
     Since January 1, 2008, Equity One has not had nor does it expect to have any direct or indirect material interest in any transaction or series of transactions, or any currently proposed transaction or series transactions, in which Ramco-Gershenson or any of its subsidiaries was or is to be a participant and in which the amount involved exceeds $120,000.
     Except inasmuch as the independent candidates proposed by Equity One have acknowledged that, if they are nominated and elected to serve on the Ramco-Gershenson board, they will exercise their duties and independent judgment in accordance with applicable law in considering all matters before Ramco-Gershenson’s board, neither Equity One nor any of its associates is party to any arrangement or understanding with any person with respect to any future employment by Ramco-Gershenson or its affiliates, or with respect to any future transactions to which Ramco-Gershenson or any of its affiliates will or may be a party.
     Except as disclosed in this proxy statement, Equity One does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter expected to be acted upon at the 2009 annual meeting.
     Solicitation of Proxies
     Equity One has retained D.F. King & Co. to assist in soliciting proxies from banks, brokers, nominees, institutions and individuals and to provide consulting and analytic services related to these solicitations. Equity One has agreed to pay D.F. King & Co. a fee not to exceed $175,000 for assisting Equity One in soliciting proxies for the 2009 annual meeting, has agreed to reimburse D.F. King & Co. for its out-of-pocket expenses and has agreed to indemnify D.F. King & Co. under certain circumstances. D.F. King & Co. anticipates that it will use approximately 50 persons in its solicitation efforts. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the record date. Equity One will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, trustees, officers and employees of Equity One may solicit proxies. Information regarding trustees, officers and employees of Equity One who may assist in the solicitation of proxies is included in Annex A attached to this proxy statement. No additional compensation will be paid for such services. Solicitation may be conducted in person, by mail, by telephone, by e-mail, by Internet communication or by facsimile.
     All costs incidental to the solicitations of proxies on behalf of Equity One will initially be borne by Equity One. Total expenditures for these solicitations are estimated to be approximately $     . Such costs do not include costs represented by salaries and wages of regular Equity One employees and officers. Total expenditures to date are approximately $     . In the event that either of our nominees are elected at the 2009 annual meeting, Equity One reserves the right to seek reimbursement from Ramco-Gershenson for expenses incurred in connection with this solicitation and does not intend to submit the question of such reimbursement to a vote of Ramco-Gershenson’s shareholders.
     Security Ownership of Certain Beneficial Owners and Management
     Information regarding the securities of Ramco-Gershenson held by its trustees, management and significant shareholders is incorporated by reference to Ramco-Gershenson’s proxy statement to be filed in connection with the 2009 annual meeting of shareholders.
     Deadline for Submitting Stockholder Proposals and Trustee Nominations for the Next Annual Meeting
     Information concerning (i) the date by which proposals of shareholders intended to be presented at the next annual meeting of Ramco-Gershenson shareholders must be received by Ramco-Gershenson for inclusion in its proxy statement and form of proxy and (ii) the date after which notice of a shareholder proposal submitted outside the processes of Rule 14a-8 is considered untimely is incorporated by reference to Ramco-Gershenson’s proxy statement to be filed in connection with the 2009 annual meeting of shareholders.
     Information Concerning Ramco-Gershenson
     The information concerning Ramco-Gershenson contained in this proxy statement has been taken from, or is based upon, publicly available information. Non-public information concerning Ramco-Gershenson was not available to Equity One for the purpose of preparing this proxy statement. Ramco-Gershenson has not cooperated with Equity One in, and has not been involved in, the preparation of this proxy statement and has not verified the information contained in this proxy statement relating to Ramco-Gershenson. Publicly available information concerning Ramco-Gershenson may contain errors. Equity One takes no responsibility for the completeness or accuracy of any information contained in Ramco-Gershenson’s public filings.
     Notice of Internet Availability of Proxy Material
     This proxy statement and our other proxy materials are available on the following web site: www.dfking.com/RPTproxy.
FORWARD LOOKING STATEMENTS
     This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe Equity One’s objectives, plans or goals are forward-looking and are based on management’s current intent, belief, expectations, estimates and projections regarding Equity One and Ramco-Gershenson and projections regarding the industries in which they operate. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved and actual results could differ materially from current expectations. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which Equity One and Ramco-Gershenson own properties; continuing supply constraints in applicable geographic markets; the effects of natural and other disasters; the Equity One nominees’ ability, if elected, to influence Ramco-Gershenson’s board of trustees and/or management; the failure of Ramco-Gershenson’s review of potential strategic and financial alternatives to generate any opportunities that enhance shareholder value; the ability of Ramco-Gershenson to enter into and consummate any transaction resulting from its review of strategic and financial alternatives or otherwise; the ability of Equity One successfully to integrate the operations and systems of acquired companies and properties; pending, threatened or future legal proceedings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.
     This cautionary statement is applicable to all forward-looking statements contained in this proxy statement and the material accompanying this proxy statement. Any forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement.
     EQUITY ONE, INC.
     Dated:            , 2009

ANNEX A
PARTICIPANTS IN THE SOLICITATION OF PROXIES
     Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of Equity One who are “participants” under SEC rules and who may assist in Equity One’s solicitation of proxies in connection with the 2009 annual meeting, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to David J. Nettina and Matthew L. Ostrower, the two independent candidates proposed by Equity One who are also deemed to be “participants” under SEC rules, is included in the attached proxy statement, which is hereby incorporated herein.
     Directors, Officers and Employees of Equity One
     The name and principal occupation or employment of each director, officer and employee of Equity One who is a “participant” are set forth below. For each person, the principal business address is care of Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.

Present Position with Equity One
Name	and/or Other Principal Occupation or Employment
Chaim Katzman	Chairman of the Board of Equity One, Inc., Chairman and Chief Executive Officer of Gazit, Inc., Chairman of the Board of Gazit-Globe, Ltd. and Non-Executive Chairman of the Board of First Capital Realty Inc.

Jeffrey S. Olson	Director and Chief Executive Officer of Equity One, Inc.

Thomas Caputo	President of Equity One, Inc.

Arthur L. Gallagher	Executive Vice President, General Counsel and Corporate Secretary of Equity One, Inc.

Mark Langer	Chief Administrative Officer of Equity One, Inc. and, effective April 24, 2009, Executive Vice President and Chief Financial Officer of Equity One, Inc.
     Interests of Participants
     Other than with respect to 29,500 common shares of beneficial interest beneficially owned by Chaim Katzman and his wife, as set forth below in Annex C to this proxy statement, with respect to the individuals listed above under “Directors, Officers and Employees of Equity One” or Mr. Nettina and Mr. Ostrower, to Equity One’s knowledge:
•	no such person is the beneficial owner, directly or indirectly, of any Ramco-Gershenson securities;

•	no such person is the record owner, but not the beneficial owner, of any Ramco-Gershenson securities;

•	no such person is the beneficial owner, directly or indirectly, of any securities of any parent or subsidiary of Ramco-Gershenson;

•	no associate of any such person is the beneficial owner, directly or indirectly of any Ramco-Gershenson securities, other than Equity One;

•	no such person has purchased or sold Ramco-Gershenson securities in the past two years;

•	no such person is, or was within the past year, a party to any contract, arrangement, or understanding with any person with respect to any Ramco-Gershenson securities;

•	except inasmuch as Mr. Nettina and Mr. Ostrower have acknowledged that, if they are nominated and elected to serve on the Ramco-Gershenson board, they will exercise their duties and independent judgment in accordance with applicable law in considering all matters before Ramco-Gershenson’s board, no such person is party to any arrangement or understanding with any person with respect to any future employment by

A-1

Ramco-Gershenson or its affiliates, or with respect to any future transactions to which Ramco-Gershenson or its affiliates may be a party;

•	no associate of any such person is party to any arrangement or understanding with any person with respect to any future employment by Ramco-Gershenson or its affiliates, or with respect to any future transactions to which Ramco-Gershenson or its affiliates may be a party;

•	since January 1, 2008, no such person nor any associate of any such person nor any member of the immediate family of such person has had or is expected to have any direct or indirect material interest in any transaction or series of transactions, or any currently proposed transaction or series of transactions, in which Ramco-Gershenson or any of its subsidiaries was or is to be a participant and in which the amount involved exceeds $120,000, except that in the ordinary course of business, certain employers, past employers or companies with which such persons have been associated may be or have been customers of Ramco-Gershenson; and

•	except as disclosed in this proxy statement, no such person has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter expected to be acted upon at the 2009 annual meeting.

A-2

ANNEX B
FORM OF NOMINATION AGREEMENT
EQUITY ONE, INC.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
April __, 2009
[Name/Address]
Dear Mr.                     :
     This letter is with reference to your agreement to become a nominee for independent Class III trustee (“Nominee”) of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (“Ramco-Gershenson”), for election at Ramco-Gershenson’s annual meeting of shareholders to be held in June 2009 (including any adjournments or postponements thereof).
     As a material inducement to you to become a Nominee, the undersigned hereby agrees to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable fees and disbursements of counsel and costs of investigation) (collectively, “Losses”) to which you may become subject or which you may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your being a Nominee or a “participant in a solicitation” (as defined in Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended); provided, that the obligations of the undersigned hereunder with respect to Losses arising out of or based upon any untrue statement or any omission of a material fact contained or required to be contained in any proxy statement or other proxy solicitation or related materials filed with the Securities and Exchange Commission or published for purposes of effectuating the activities of the undersigned shall be subject to the limitation that the foregoing indemnity shall not apply to the extent that such statement or omission was made in reliance upon and in conformity with information furnished by you in writing expressly for use in any such document.
     The undersigned further agrees that the undersigned will (i) promptly reimburse you for all reasonable expenses (including first class air travel) incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable legal fees and expenses of one independent legal counsel selected by you to represent you in your capacity as a Nominee.
     In the event of the commencement or threatened commencement of any action in respect of which you may seek indemnification from us hereunder, you will give prompt written notice thereof to us, the failure of which shall not relieve us of our indemnification obligations hereunder except to the extent that we are materially prejudiced as a result therefor, and we shall promptly retain counsel to represent you, which such counsel shall be reasonably satisfactory to you and shall be free of any conflict of interest, and we shall timely pay all fees and disbursements of such counsel. The undersigned shall have the right to assume the defense of any such action with counsel designated by the undersigned and you agree to cooperate with the undersigned and its counsel with respect to such action. You shall have the right to retain your own counsel and participate in any such action, provided, that you shall be responsible for the fees of such counsel unless either (i) you and the undersigned mutually agree to the retention of such counsel or (ii) the undersigned (or any of its affiliates) is or is reasonably likely to become party to such action and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The undersigned shall in no event be liable for any settlement by you of any such action affected without our prior written consent, which shall not be unreasonably withheld. The undersigned shall not settle, without your prior written consent (which you may withhold in your sole discretion), any action in any manner that would impose any penalty, obligation or limitation on you (other than monetary damages

B-1

for which the undersigned agrees to be wholly responsible) or that would contain any language that could be viewed as an acknowledgement of wrongdoing on your part or otherwise as detrimental to your reputation.
     Your rights to indemnification under this letter agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.
     Notices and other communications under this letter agreement shall be in writing and delivered by a nationally-recognized overnight courier with tracking capability, if mailed to you, then to the address set forth above under your name, and, if mailed to the undersigned, then to the address indicated above in the letterhead. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this letter agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this letter agreement. This letter agreement (i) shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended expect by mutual written consent; (iii) shall inure to the benefit of and be binding upon the parties and their respective heirs, representatives, successors, and assigns; and (iv) may be executed in counterparts and delivered by facsimile signatures.

Very truly yours,

EQUITY ONE, INC.

By:

Name: Title:

ACCEPTED AND AGREED TO:

[Name]

B-2

ANNEX C
TRANSACTIONS IN RAMCO-GERSHENSON SECURITIES WITHIN PAST TWO YEARS
     Equity One acquired a total of 1,790,000 Ramco-Gershenson common shares of beneficial interest in open-market transactions on the New York Stock Exchange in the amounts and on the dates indicated below:

Number of
Date	Shares
February 3, 2009	6,581
February 4, 2009	58,671
February 5, 2009	44,586
February 6, 2009	260,000
February 9, 2009	7,904
February 10, 2009	31,488
February 11, 2009	10,000
February 12, 2009	16,503
February 13, 2009	20,000
February 17, 2009	83,803
February 18, 2009	95,000
February 19, 2009	100,000
February 20, 2009	40,000
February 24, 2009	35,000
February 25, 2009	80,000
February 27, 2009	153,145
March 2, 2009	281,931
March 3, 2009	73,059
March 4, 2009	92,120
March 5, 2009	300,209
     Chaim Katzman, Chairman of the Board of Equity One, Inc., purchased 10,000 Ramco-Gershenson common shares of beneficial interest on January 23, 2009.
     Shulamit Katzman, Mr. Katzman’s wife, purchased a total of 19,500 Ramco-Gershenson common shares of beneficial interest in the amounts and on the dates indicated below:

Number of
Date	Shares
May 23, 2008	2,500
May 27, 2008	7,557
May 28, 2008	2,443
October 8, 2008	2,000
November 21, 2008	5,000

C-1

Vote by Internet	www.cesvote.com

Use the Internet to submit your proxy until 6:00 a.m. EDT on the morning of the Annual Meeting, June 10, 2009. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

Vote by Telephone	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 6:00 a.m. EDT on the morning of the Annual Meeting, June 10, 2009. Have your proxy card in hand when you call and follow the instructions provided. If outside the U.S. or Canada, call 1-412-299-7666.

Vote by Mail

If you do not wish to vote by telephone or over the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Equity One, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230-3230

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
submit your proxy:
www.cesvote.com

Vote by Mail
Sign and return your proxy
in the postage-paid
envelope provided.

Control Number è
You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
If you have any questions or need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting Equity One, Inc. with the solicitation of proxies, toll-free at (800) 967-5079.

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.	ê

PROXY SOLICITED BY EQUITY ONE, INC.
2009 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust
On June 10, 2009
     The undersigned hereby appoints Jeffrey S. Olson and Arthur L. Gallagher, and each of them acting alone, as proxies and attorneys–in–fact, with full power of substitution, on behalf and in the name of the undersigned, to attend the 2009 annual meeting of shareholders of Ramco-Gershenson Properties Trust, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned would be entitled to cast if then and there personally present, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXIES NAMED ABOVE WILL VOTE THIS PROXY FOR THE ELECTION OF THE CANDIDATES NOMINATED BY EQUITY ONE TO SERVE AS CLASS III TRUSTEES OF RAMCO-GERSHENSON. THE PROXIES NAMED ABOVE WILL VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS EQUITY ONE MAY RECOMMEND OR OTHERWISE IN THE PROXIES’ DISCRETION. THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS.

, 2008

Shareholder Sign Here	Date

Shareholder (if held jointly)	Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PROXY SOLICITED BY EQUITY ONE, INC.
2009 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your Ramco-Gershenson common shares of beneficial interest for the upcoming 2009 Annual Meeting of Shareholders.
PLEASE REVIEW THE PROXY STATEMENT
AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,
ê   PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.  ê

Common Shares of Beneficial Interest	Annual Meeting Proxy Card

EQUITY ONE STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF EQUITY ONE’S NOMINEES LISTED IN PROPOSAL 1.

		For All	Withhold All	For All Except

1.	To elect (1) David J. Nettina and (2) Matthew L. Ostrower to the Ramco-Gershenson Board of Trustees.	❑	❑	❑
\NOTE: If you do not wish for your shares to be voted “FOR” one of Equity One’s nominees, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining Equity One nominee.

IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.